                                                                   EXHIBIT 10.59


                              CONSULTING AGREEMENT

         This Agreement made this 6th day of March, 2003, by and between Crescent Fund, Inc., a Texas corporation, whose address is 67 Wall Street, 22nd Floor, New York, New York 10005, hereinafter referred to as "CRESCENT" or "Consultant" and Invisa, Inc., a Nevada corporation, its agents, successors or assigns, hereinafter referred to as "INVISA" or "Client" or "Company", whose address is 4400 Independence Court, Sarasota, Florida 34234.

         Whereas Consultant is in the business of providing management consulting services to businesses in an effort to obtain capital from third parties for business use, including equipment leasing, purchase order and/or contract financing, factoring and financing for land and buildings utilizing instruments of debt and/or equity and whereas Client desires to retain Consultant for the following purposes:

         Institutional investor relations services and to attempt to arrange financing for the purpose of working capital.

         For and in consideration of mutual benefits, detriments, and promises, and the cross considerations hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, CRESCENT and INVISA, collectively "THE PARTIES", hereby covenant and agree as follows:

1.                Services

                  a. CRESCENT is hereby engaged to provide Public Relations and market support services including serving as an investment banking liaison, introducing and presenting the Company to securities brokerage firms and institutional investors, obtaining write ups about the company and acting as an institutional public relations consultant for a six month period from the date hereof. Under the direction of the Company, Consultant shall perform its services in coordination with G.M. Capital Partners, the Company's international investor relations consultant and Hawk Associates, the Company's domestic investor relations consultant.

                  b. CRESCENT is hereby engaged by INVISA to provide capital funding services including serving as an investment banking liaison, and acting as capital consultant for a six month period from the date hereof. CRESCENT shall contact institutional investors, arrange presentation of the Company, assist in restructuring INVISA'S business plan for presentation, and arrange conferences with capital sources.

                  c. CRESCENT is further engaged to provide capital structure consulting to include working capital, equipment financing, consulting services to INVISA for a six month period from the date hereof.

2.                Compensation


Consulting Agreement - Page 1 of 6

                  a. INVISA hereby agrees during the term of this agreement, subject to termination as hereinafter provided, to pay CRESCENT for the services set forth in Paragraph 1, the following non-refundable retainer items:

                     1.

                           A. The shares of the company's common stock described
in subparagraphs B, C, D and E below (the "Shares"). For a period of twelve months from the date hereof, Consultant shall not directly or indirectly sale, assign, transfer or otherwise dispose of any of the Shares for consideration less than $4.10 cash per share. Consultant agrees to provide the Company with monthly verification of its ownership position in the Company's stock and the terms of any sale or assignment of the Shares. Consultant may assign the Shares provided the assignee consents in writing to comply with the conditions of this agreement relating to said Shares;

                           B. 7,143 shares of restricted stock with registration
rights (or in the Company's discretion $25,000 in cash) shall be delivered to Consultant on April 5, 2003;

                           C. 7,142 shares of restricted stock with registration
rights shares rights (or in the Company's discretion $25,000 in cash) shall be delivered to Consultant on May 5, 2003;

                           D. 7,142 shares of restricted stock with registration
rights (or in the Company's discretion $25,000 in cash) shall be delivered on June 5, 2003; and

                           E. 7,142 shares of restricted stock with registration
rights (or in the Company's discretion $25,000 in cash) shall be delivered on July 5, 2003.

                  b. Recognizing that CRESCENT has extensive sources of venture capital, coupled with brokerage industry contacts, INVISA hereby agrees to pay CRESCENT for the consulting services set forth in Paragraph 1 in the form of a success fee of seven percent (7%) in cash of the amount of cash financing raised as a result of investors Introduced by Consultant during the term of this Agreement ("Finders Fee"). The Company has sole discretion to accept or reject any investor or any proposed financing Introduced by Consultant and the Finders Fee shall only be paid for cash financing accepted by the Company in the exercise of its discretion. In the event that other nonaffiliated parties are entitled to compensation or fees as a result of any proposed financing Introduced by Consultant, the Finders Fee payable to Consultant hereunder shall be automatically reduced so that the aggregate fees/compensation to all parties including Consultant do not exceed twelve per cent of the cash funding received by the Company from the financing introduced by Consultant. The Company is not a party to any agreement that would reduce a Finder's Fee due to Consultant for any party or transaction Introduced by Consultant hereunder. Such Finders Fees shall be due as the time the Company receives the cash funds from


Consulting Agreement - Page 2 of 6
any such financing in which CRESCENT has acted as the introducing person. Should the Company wish to engage Consultant to assist in any merger or acquisition project, the parties will exercise good faith to negotiate a separate compensation/fee to cover such project which may include a success fee and, pending such written arrangement, Consultant shall not be authorized to represent the Company or be compensated by the Company for introductions which result in any merger or acquisition.

         INVISA shall pay all out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to written budget approval by INVISA prior to incurring the expense.

                  d. The Company agrees, represents and warrants hereby that it shall not circumvent Consultant with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor Introduced by Consultant to the Company nor with respect to any financing transaction Introduced by Consultant pursuant to the terms of this Agreement for a period of one (1) year from the date of execution of this Agreement. For Consultant to be deemed to have Introduced a potential investor or financing transaction under this Agreement including but not limited to Paragraphs 2(b) and 2(d), Consultant must submit to the Company a written record the name of the party or transaction to be Introduced by it and the Company shall have one (1) business day to reject the Introduction in writing by informing Consultant that the company has or is already seeking an existing relationship or introduction to the party ("Introduced by Consultant"). In the absence of a written rejection by the Company, Consultant shall be deemed to be the Introducer of the recorded party or transaction for purposes of this Agreement. Notwithstanding the forgoing, because the Company anticipates that it may establish relationships with numerous securities broker-dealers in the future, parties Introduced by Consultant will not include any securities broker-dealers registered with the NASD unless the Company expressly consents thereto in writing.

3.       Termination of Agreement

         This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:

                  a. Either party may terminate on ten (10) days written notice after April 6, 2003;

                  b. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

                  c. Upon the other party taking the benefit of any insolvency law;

                  d. Upon the other party having or applying for a receiver appointed for either party; and/or

                  e. Mutual consent of the parties.


Consulting Agreement - Page 3 of 6

4.       Notices

         All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either certified mail, express mail or other overnight courier service. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5.       Attorney Fees

         In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorneys fees, expenses and court costs through trial, appeal and to final disposition.

6.       Time is of the Essence

         Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7.       Inurement

         This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

8.       Entire Agreement

         This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supercedes all previous agreements.

9.       Amendments

         This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.


Consulting Agreement - Page 4 of 6

10.      Waivers

         No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11.      Non-Waiver

         The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12.      Construction of Agreement

         Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13.      Applicable Law

         THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF TEXAS FOR WHICH THE COURTS IN DALLAS COUNTY, TEXAS SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

14.      Counterparts

         This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

15.      Facsimile

         A facsimile copy of this Agreement is acceptable.



Consulting Agreement - Page 5 of 6

16.      Acceptance of Agreement.

         Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

         IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 6th day of March, 2003, by and between:



CRESCENT FUND, INC.                          INVISA, INC.,
a Texas corporation                          a Nevada corporation



By:        /s/ Melanie Gee              By:    /s/ Stephen A. Michael, President
         -----------------------             -----------------------------------
         Melanie Gee, President              Steve Michael, President CEO

Date:         March 14, 2003            Date:               3-18-03
      ---------------------------            -----------------------------------














Consulting Agreement - Page 6 of 6